U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2018

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the4 Securities Exchange Act of 1934 (§240.12b-2 of this chapter)/

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 1.01    Entry into a Material Definitive Agreement.

On June 8, 2018, Integer Holdings Corporation (the “Company”) entered into Amendment No. 4 (the “Fourth Amendment”) to the Credit Agreement, dated as of October 27, 2015, by and among Greatbatch Ltd., as borrower, the Company, as parent, Manufacturers and Traders Trust Company, as administrative agent, and the Lenders party thereto (the “Credit Agreement”). The Fourth Amendment amends the terms of the Credit Agreement to permit the previously announced sale of the Company’s Advanced Surgical and Orthopedic (“AS&O”) product lines and provides that the net cash proceeds of the AS&O sale will be applied first, to redeem all of the Company’s outstanding 9.125% Senior Notes due 2023, second to repay the outstanding balance of the Company’s revolving credit loans under the Credit Agreement, without a corresponding permanent reduction of the revolving credit commitment thereunder, and third, to the extent of any remaining net cash proceeds, to prepay outstanding Term B loans under the Credit Agreement. The Fourth Amendment also amends the definition of “Adjusted EBITDA” in the Credit Agreement to permit adjustments consisting of certain non-recurring actual expenses in connection with the AS&O sale.

This description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a
Registrant.
The information set forth under Item 1.01 above regarding the Fourth Amendment is incorporated herein by reference.
Item 8.01    Other Events.
On June 8, 2018, the Company gave notice of conditional full redemption of all of its outstanding 9.125% Senior Notes due 2023. There are $360.0 million in aggregate principal amount of the notes outstanding as of June 8, 2018. The redemption price for the notes is 100% of the principal amount of the notes plus the applicable premium (as set forth in the Indenture governing the notes) and accrued and unpaid interest through the redemption date. The redemption is conditioned on the closing of the AS&O sale. The redemption date for the notes is July 10, 2018, subject to extension, pending closing of the AS&O sale.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1
Amendment No. 4 to Credit Agreement, dated as of June 8, 2018, between Greatbatch Ltd., as the borrower, Integer Holdings Corporation, as parent, Manufacturers and Traders Trust Company, as administrative agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 8, 2018	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, Secretary & General Counsel